Exhibit 99.1

Twist Bioscience Reports First Quarter Fiscal 2020 Financial Results

— First Quarter Fiscal 2020 Revenues of $17.2M; Increase of 49% over First Quarter Fiscal 2019 –

— Reaches Settlement Agreement with Agilent in Litigation —

SOUTH SAN FRANCISCO, Calif. – February 6, 2020 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the first quarter of fiscal 2020, ended December 31, 2019. In a separate press release issued today, the company announced a settlement agreement with Agilent Technologies in the litigation originally filed against Twist on February 3, 2016.

“With the uncertainty of the litigation removed, we have a clear runway to leverage our increasing product line and growing revenue base to pursue the opportunities ahead,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist. “Fiscal 2020 is off to a strong start and we are encouraged by the robust increase in revenue across our core synthetic biology and NGS businesses. In addition, we look forward to diversification and growth in these businesses as we introduce new products to address specialty markets on the synbio side, and pursuing additional opportunities in oncology and SNP microarray markets in NGS.”

“As for our business verticals, we recently achieved significant milestones in both biopharma and data storage, announcing a collaboration with Schrödinger, Inc. and a collaboration through IARPA and Georgia Tech Research Institute for a project to make long-term DNA data storage accessible and commercially viable. We are excited about these opportunities and look forward to announcing additional partnerships to validate our biopharma platform in 2020.”

FISCAL 2020 FIRST QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the first quarter of fiscal 2020 were $24.8 million, compared to $15.2 million for the same period of fiscal 2019.

•	Revenue: Total revenues were $17.2 million for the first quarter of fiscal 2020 compared to $11.5 million for the same period of fiscal 2019.

•	Cost of Revenues: Cost of revenues for the first quarter of fiscal 2020 was $13.8 million compared to $11.9 million for the same period of fiscal 2019.

•	Research and Development Expenses: Research and development expenses for the first quarter of fiscal 2020 were $10.3 million compared to $7.3 million for the same period of fiscal 2019.

•

Selling, General and Administrative Expenses: Selling, general and administrative expenses for the first quarter of fiscal 2020 were $26.4 million compared to $15.3 million for the same period of fiscal 2019.

•	Litigation Settlement Expense: Litigation settlement expense for the first quarter of fiscal 2020 was $22.5 million.

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Net Loss Including Litigation Settlement: Net loss for the first quarter of fiscal 2020 was $55.6 million, or $1.69 per share, compared to $22.6 million, or $1.18 per share, for the first quarter of fiscal 2019.

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Net Loss Excluding Litigation Settlement: Net loss for the first quarter of fiscal 2020 was $33.1 million, or $1.00 per share, compared to $22.6 million, or $1.18 per share, for the first quarter of fiscal 2019.

•	Cash Position: As of December 31, 2019, the company had $103.1 million in cash, cash equivalents and short term investments.

“Revenues of $17.2 million was ahead of our guidance and we posted a positive gross margin of $3.4 million for the first quarter of fiscal 2020,” commented Jim Thorburn, CFO of Twist. “Our cash balance as of December 31, 2019 was $103.1 million and, as we noted in our press release last week, we strengthened our balance sheet with $48.2 million in net proceeds from our recent at-the-market program.”

Fiscal First Quarter 2020 and Recent Highlights

•	Shipped products to approximately 1,000 customers in the first quarter of fiscal 2020, versus about 600 in the same period of fiscal 2019.

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Signed a collaboration with Schrödinger, Inc. a company focused on transforming the way therapeutics are discovered with a physics-based computational platform, to bring the two companies’ technology platforms together to discover new antibody therapeutics against G-protein coupled receptor (GPCR) targets.

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Announced that Twist has been selected as a subcontractor to Georgia Tech Research Institute (GTRI) to undertake the DNA synthesis portion of the Molecular Information Storage (MIST) program through a contract with the Intelligence Advanced Research Projects Activity (IARPA). The aim of the project, termed Scalable Molecular Archival Software & Hardware (SMASH), is to make long-term DNA data storage accessible and commercially viable within the next three to five years.

•	Completed an offering of approximately 2.24 million shares of its common stock at an average price of approximately $22.32 per share, raising approximately $48.2 million in net proceeds.

Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2020. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Twist does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

For the full fiscal year 2020, Twist provided the following updated financial guidance:

•	Revenue expected in the range of $80 to $84 million consistent with our previous guidance

•	Revenue from Ginkgo Bioworks expected to be approximately $10 million

•	Synbio revenue excluding Ginkgo Bioworks is expected to be in the range of $32 to $33 million

•	NGS revenue is estimated to be in the range of $37 to $40 million

•	Biopharma revenue is estimated to be approximately $1.0

•	Gross margin is expected to be approximately 32% for fiscal 2020

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Net loss (Excluding Litigation Settlement) is expected in the range of $107 million to $110 million, an increase from our previous guidance of $103 to $106 million primarily due to legal fees associated with the Agilent litigation in anticipation of a trial beginning February 24, 2020. Net loss (Including Litigation Settlement) expected in the range of $129.5 to $132.5 million.

Twist Reaches Settlement Agreement with Agilent

In a separate press release issued today, Twist announced it has reached a settlement agreement with Agilent Technologies in connection with the trade secret litigation filed by Agilent on February 3, 2016. Under the terms of the agreement, which is legally binding, Twist Bioscience will pay Agilent $22.5 million. The settlement agreement contains no admission of liability or wrongdoing and includes a full release of the claims made against Twist Bioscience, Emily Leproust, Siyuan Chen and Solange Glaize. The Company expects to recognize a one-time charge relating to the settlement with Agilent in the quarter ended March 31, 2020.

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors today at 4:30 p.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 9229258. A telephonic replay of the conference call will be available beginning approximately two hours after the call through February 13, 2020 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 9229258. The webcast replay will be available at www.twistbioscience.com for two weeks after the conclusion of the call.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist’s anticipated fiscal 2020 financial guidance, diversification and revenue growth across all product categories, introduction of new products and expectations to announce new partnerships in 2020. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist’s patents or proprietary rights; and the risk that Twist’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on December 13, 2019. Additional risk factors may be described in the “Risk Factors” section of Twist’s Quarterly Report on Form 10-Q to be filed with the SEC on or about February 10, 2020. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com

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Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands)

	Three months ended December 31,
	2019	2018
Revenues	$17,164	$11,492
Operating expenses:
Cost of revenues	13,792	11,857
Research and development	10,297	7,273
Selling, general and administrative	26,405	15,259
Litigation settlement	22,500	—

Total operating expenses	72,994	34,389

Loss from operations	(55,830)	(22,897)
Interest income	564	664
Interest expense	(248)	(348)
Other income (expense), net	(87)	(15)
Provision for income taxes	(37)	(43)

Net loss attributable to common stockholders	$(55,638)	$(22,639)

Net loss per common share, basic and diluted	$(1.69)	$(1.18)

Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	32,976,145	19,187,533

Twist Bioscience Corporation

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2019	September 30, 2019
Assets
Cash and cash equivalents	$26,032	$46,735
Short-term investments	77,075	91,372
Accounts receivable, net	13,054	12,104
Inventory	7,416	7,330
Prepaid expenses and other current assets	5,711	2,594

Total current assets	129,288	160,135
Property and equipment, net	21,339	20,835
Operating lease right-of-use assets	37,238	—
Other non-current assets	4,412	6,024

Total assets	192,277	186,994

Current liabilities
Accounts payable	$9,106	$9,760
Accrued liabilities	13,535	16,444
Accrued litigation settlement	22,500	—
Current portion of long-term debt	3,333	3,333
Current portion of operating lease liabilities	8,371	—
Other current liabilities	999	817

Total current liabilities	57,844	30,354
Redeemable convertible preferred stock warrant liability	—	—
Operating lease liabilities, net of current portion	27,539	—
Long-term debt, net of current portion	3,669	4,400
Other non-current liabilities	144	158

Total liabilities	89,196	34,912
Redeemable convertible preferred stock	—	—

Total stockholders’ equity (deficit)	103,081	152,082

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$192,277	$186,994